UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RF MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

NORTH CAROLINA	7628 Thorndike Road Greensboro, North Carolina 27409-9421	56-1733461

(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices)	(I.R.S. Employer Identification Number)
2003 STOCK INCENTIVE PLAN
OF RF MICRO DEVICES, INC.
(As Amended)

(Full title of the plan)
Robert A. Bruggeworth
President and Chief Executive Officer
RF Micro Devices, Inc.
7628 Thorndike Road
Greensboro, North Carolina 27409-9421
(336) 664-1233
(Name, address and telephone number, including area code,of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated Filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
	Amount	offering	aggregate	Amount of
	to be	price	offering	registration
Title of securities to be registered	registered (1)	per share (2)	price (2)	fee (2)
Common Stock, no par value (3)	10,000,000	$4.265	$42,650,000	$3,041

(1)	This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended.

(2)	Pursuant to Rule 457(c) and (h)(1), based on the average ($4.265) of the high ($4.33) and low ($4.20) prices of the Company’s common stock on August 2, 2010, as reported on the NASDAQ Global Select Market.

(3)	Each share of the Company’s common stock includes one preferred share purchase right.

REGISTRATION OF ADDITIONAL SECURITIES — STATEMENT PURSUANT TO
GENERAL INSTRUCTION E OF FORM S-8
Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-107805, Registration Statement No. 333-127300, Registration Statement No. 333-136250, Registration Statement No. 333-155524 and Registration Statement No. 333-161126, relating to the offer and sale of the Company’s Common Stock under the 2003 Stock Incentive Plan of RF Micro Devices, Inc., as amended, are incorporated by reference into this Registration Statement on Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents filed by RF Micro Devices, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
     (a) The Company’s Annual Report on Form 10-K for the fiscal year ended April 3, 2010, filed with the Commission on June 2, 2010;
     (b) The Company’s Current Reports on Form 8-K filed with the Commission on May 4, 2010, May 11, 2010, July 21, 2010 and August 5, 2010;
     (c) The description of the Company’s Common Stock, no par value, contained in the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Commission on May 2, 1997, including any amendment or report filed for the purpose of updating such description;
     (d) The Company’s Registration Statement on Form 8-A relating to the Company’s Rights Agreement dated as of August 10, 2001 between RF Micro Devices, Inc. and First Union National Bank, as Rights Agent, filed with the Commission on August 14, 2001;
     (e) The Company’s Registration Statement on Form 8-A/A relating to the First Amendment, dated as of July 22, 2003, to the Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and Wachovia Bank, National Association (formerly First Union National Bank), as Rights Agent, filed with the Commission on August 1, 2003; and
     (f) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period referred to in (a), above.
          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.
Item 8. Exhibits.
          The following exhibits are filed as a part of this Registration Statement:

Number	Description
4.1	Restated Articles of Incorporation of RF Micro Devices, Inc., dated July 27, 1999, which are incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1999.

4.2	Articles of Amendment to Articles of Incorporation, dated July 26, 2000, which are incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2000.

Number	Description
4.3	Articles of Amendment to Restated Articles of Incorporation, dated August 10, 2001, which are incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2001.

4.4	Bylaws of RF Micro Devices, Inc. (as Amended and Restated through November 8, 2007), which are incorporated by reference from Exhibit 4.4 to the Company’s Registration Statement on Form S-8 filed November 15, 2007 (File No. 333-147432).

4.5	Specimen Certificate of Stock, which is incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed April 8, 1997 (File No. 333-22625).

4.6	Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and First Union National Bank, as Rights Agent, which is incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed August 14, 2001.

4.7	First Amendment, dated as of July 22, 2003, to the Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and Wachovia Bank, National Association (formerly First Union National Bank), as Rights Agent, which is incorporated by reference from Exhibit 4.2 to the Company’s Registration Statement on Form 8-A/A filed August 1, 2003.

4.8	Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, relating to the 0.75% Convertible Subordinated Notes due April 15, 2012, which is incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 10, 2007.

4.9	Form of Note for 0.75% Convertible Subordinated Notes due April 15, 2012, filed as Exhibit A to Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, which is incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 10, 2007.

4.10	Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, relating to the 1.00% Convertible Subordinated Notes due April 15, 2014, which is incorporated by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 10, 2007.

4.11	Form of Note for 1.00% Convertible Subordinated Notes due April 15, 2014, filed as Exhibit A to Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, which is incorporated by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 10, 2007.
The registrant hereby undertakes to furnish to the Securities and Exchange Commission, upon its request, a copy of any instrument defining the rights of holders of long-term debt of the registrant not filed herewith pursuant to Item 601(b)(4)(iii) of Regulation S-K.

5	Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

23.1	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney (included on the signature page).

99	2003 Stock Incentive Plan of RF Micro Devices, Inc., as amended, which is incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 5, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), RF Micro Devices, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on this 4th day of August, 2010.

RF MICRO DEVICES, INC.
By:	/s/ Robert A. Bruggeworth
Robert A. Bruggeworth
President and Chief Executive Officer

POWER OF ATTORNEY
     Each of the undersigned, being a director and/or officer of RF Micro Devices, Inc. (the “Company”), hereby nominates, constitutes and appoints Robert A. Bruggeworth and William A. Priddy, Jr., or either of them severally, to be his true and lawful attorney-in-fact and agent and to sign in his name and on his behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-8 (the “Registration Statement”) relating to the issuance of certain shares of the common stock, no par value, of the Company (the “Common Stock”) in connection with the 2003 Stock Incentive Plan of RF Micro Devices, Inc., as amended, and to file any and all amendments, including post-effective amendments, exhibits and other documents and instruments in connection therewith, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act and all requirements of the Commission.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of August 4, 2010.

/s/ Robert A. Bruggeworth	/s/ William A. Priddy, Jr.

Name: Robert A. Bruggeworth	Name: William A. Priddy, Jr.
Title: President, Chief Executive Officer and Director (principal executive officer)	Title: Chief Financial Officer, Corporate Vice President of Administration and Secretary (principal financial officer)

/s/ Barry D. Church	/s/ Walter H. Wilkinson, Jr.

Name: Barry D. Church	Name: Walter H. Wilkinson, Jr.
Title: Vice President and Corporate Controller (principal accounting officer)	Title: Chairman of the Board of Directors

/s/ Daniel A. DiLeo	/s/ Jeffery R. Gardner

Name: Daniel A. DiLeo	Name: Jeffery R. Gardner
Title: Director	Title: Director

/s/ John R. Harding	/s/ Masood A. Jabbar

Name: John R. Harding	Name: Masood A. Jabbar
Title: Director	Title: Director

/s/ Casimir S. Skrzypczak	/s/ Erik H. van der Kaay

Name: Casimir S. Skrzypczak	Name: Erik H. van der Kaay
Title: Director	Title: Director

EXHIBIT INDEX
to
Registration Statement on Form S-8 of
RF Micro Devices, Inc.

Number	Description
4.1	Restated Articles of Incorporation of RF Micro Devices, Inc., dated July 27, 1999, which are incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 26, 1999.

4.2	Articles of Amendment to Articles of Incorporation, dated July 26, 2000, which are incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2000.

4.3	Articles of Amendment to Restated Articles of Incorporation, dated August 10, 2001, which are incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 29, 2001.

4.4	Bylaws of RF Micro Devices, Inc. (as Amended and Restated through November 8, 2007) which are incorporated by reference from Exhibit 4.4 to the Company’s Registration Statement on Form S-8 filed November 15, 2007 (File No. 333-147432).

4.5	Specimen Certificate of Stock, which is incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed April 8, 1997 (File No. 333-22625).

4.6	Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and First Union National Bank, as Rights Agent, which is incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed August 14, 2001.

4.7	First Amendment, dated as of July 22, 2003, to the Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and Wachovia Bank, National Association (formerly First Union National Bank), as Rights Agent, which is incorporated by reference from Exhibit 4.2 to the Company’s Registration Statement on Form 8-A/A filed August 1, 2003.

4.8	Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, relating to the 0.75% Convertible Subordinated Notes due April 15, 2012, which is incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 10, 2007.

4.9	Form of Note for 0.75% Convertible Subordinated Notes due April 15, 2012, filed as Exhibit A to Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, which is incorporated by reference from Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 10, 2007.

4.10	Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, relating to the 1.00% Convertible Subordinated Notes due April 15, 2014, which is incorporated by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 10, 2007.

4.11	Form of Note for 1.00% Convertible Subordinated Notes due April 15, 2014, filed as Exhibit A to Indenture, dated as of April 4, 2007, between RF Micro Devices, Inc. and U.S. Bank National Association, as Trustee, which is incorporated by reference from Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on April 10, 2007.

The registrant hereby undertakes to furnish to the Securities and Exchange Commission, upon its request, a copy of any instrument defining the rights of holders of long-term debt of the registrant not filed herewith pursuant to Item 601(b)(4)(iii) of Regulation S-K.

5	Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

23.1	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney (included on the signature page).

99	2003 Stock Incentive Plan of RF Micro Devices, Inc., as amended, which is incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 5, 2010.